Exhibit 10.6

FORM OF FIRST LIEN NOTE

THE SECURITIES REPRESENTED BY THIS NOTE (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE COMPANY AT THE FOLLOWING ADDRESS: 20451 Seneca Meadows Parkway, Germantown, MD 20876; ATTENTION: Chief Financial Officer; EMAIL: nick.tressler@senseonics.com.

FIRST LIEN SECURED NOTE

Note Number:	2020 –

Issuance Date:

Original Principal Amount:

Interest:	12% Cash interest rate

13% PIK interest rate

Subject to adjustment as set forth in the Loan Agreement

Interest Payment Dates:	Monthly in arrears, on the 1st of each month, commencing May 1, 2020

Maturity Date:	October 24, 2021

FOR VALUE RECEIVED, the undersigned, Senseonics, Incorporated, a Delaware corporation, and Senseonics Holdings, Inc., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”), hereby unconditionally promises to pay to [Lender] (the “Lender”) the “Principal Amount” set forth above, or, if less, the aggregate unpaid Principal (as defined below) amount of the Term Loan (as defined in the Loan Agreement referred to below) of the Lender to Borrower, the accrued interest thereon and any Prepayment Premium, in each case payable at such times and in such amounts as are specified in the Loan Agreement.

This First Lien Secured Note (this “Note”) is one of the secured notes (the “Notes”) issued pursuant to that certain Loan and Security Agreement, dated as of April 21, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, the Lender and the other Lenders party thereto and Wilmington Savings Fund Society, FSB as Collateral Agent.

The Loan Agreement, among other things, (a) provides for the making of Term Loans by the Lenders to Borrower and the indebtedness of Borrower resulting from such Loan being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid Principal amount of this Note upon the happening of certain stated events and also for prepayments pursuant to the terms of the Loan Agreement on account of the Principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

1.             Definitions.

(a)           Certain Defined Terms. Capitalized terms used herein without definition are used as defined in the Loan Agreement. For purposes of this Note, the following terms shall have the following meanings:

(i)            “Conversion Amount” means the Principal amount to be converted together with accrued and unpaid interest thereon.

(ii)           “Conversion Date” means, (A) in the case of any Voluntary Conversion (as defined in Section 2(a)), the date of the Lender’s delivery via facsimile or electronic mail of a Conversion Notice, and (B) in the case of any Forced Conversion (as defined in Section 2(d)), the date of the Lender’s delivery via facsimile or electronic mail of a Forced Conversion Lender Notice).

(iii)          “Conversion Notice” has the meaning set forth in Section 2(c)(i).

(iv)          “Conversion Premium” means, with respect to a Conversion Amount, an additional dollar amount payable to the Lender equal to the aggregate amount of interest which, but for the conversion of such Conversion Amount, would have otherwise been payable on such Conversion Amount from the Conversion Date until and including the Maturity Date (the “Prepayment Period”) if Borrower had elected to pay interest during the Prepayment Period in PIK Interest (whether or not, at the time of the applicable conversion, Borrower had elected to pay interest on the Term Loan in PIK Interest), as contemplated by the Prepayment Premium in the Loan Agreement.

(v)           “Conversion Price” means, as of any Conversion Date, ninety percent (90%) of the greater of (A) the Fixed Conversion Price and (B) the Daily VWAP on the Conversion Date or, if the Conversion Date is not a Trading Day, the Trading Day immediately prior to the Conversion Date; provided, that in the event that a Stock Event is consummated on the Conversion Date, the Daily VWAP shall be appropriately adjusted to reflect such Stock Event.

(vi)          “Conversion Rate” has the meaning set forth in Section 2(b).

(vii)         “Conversion Shares” means fully paid and nonassessable shares of Common Stock issued in connection with the conversion of a Note.

(viii)        “DTC” has the meaning set forth in Section 2(c)(ii).

(ix)           “Fixed Conversion Price” means $0.57; provided, that the Fixed Conversion Price shall be appropriately adjusted to reflect any Stock Event occurring after the Effective Date and following any adjustment of the Fixed Conversion Price hereunder, the “Fixed Conversion Price” shall mean the Fixed Conversion Price as so adjusted.

(x)           “Forced Conversion” has the meaning set forth in Section 2(d)(i).

(xi)           “Forced Conversion Conditions” means, as of any date of determination, (A) the Common Stock is listed or quoted on a Principal Market (B) no Default or Event of Default has occurred and is continuing under the Note Agreement or the Loan Agreement, (C) the conversion is in compliance with the Loan Agreement (including, without limitation, with respect to the Exchange Cap), (D) either (x) all shares of Common Stock issued pursuant to such Forced Conversion will be eligible for resale, by a person that is not an Affiliate of Borrower, without registration under any applicable federal or state securities laws; or (y) a shelf registration statement registering the resale of such shares of Common Stock is effective under the Securities Act and available for use by the persons to whom such shares are to be issued, and Borrower expects such shelf registration statement to remain effective and so available for use from the date of the issuance of such shares through the date that is thirty (30) calendar days following such issuance, (E) the Daily VWAP on the date of the Forced Conversion Notice (or, in connection with a Cash Prepayment as contemplated by Section 2.4(a)(ii) of the Loan Agreement, the Daily VWAP as calculated pursuant to and during the applicable periods contemplated by, the third sentence of Section 2.4(a)(ii) of the Loan Agreement) shall be equal to or greater than the Fixed Conversion Price, (F) Borrower’s transfer agent is participating in DTC’s Fast Automated Securities Transfer Program and (G) Borrower shall not be aware of any material non-public information with respect to itself or the Common Stock.

(xii)          “Forced Conversion Notice” has the meaning set forth in Section 2(d)(ii).

(xiii)        “Forced Conversion Lender Notice” has the meaning set forth in Section 2(d)(iii).

(xiv)         “Forced Conversion Maximum Share Amount” has the meaning set forth in Section 2(d)(iii).

(xv)           “Forced First Lien Conversion Cap” means $9,375,000; provided that the Forced First Lien Conversion Cap shall be increased by $0.625 for every $1.00 of Subsequent Term Loan issued by Borrower, rounded to the nearest dollar, for a total of $3,125,000 if the Subsequent Term Loan is funded in full.

(xvi)         “Loan Agreement” has the meaning set forth in the recitals.

(xvii)       “Note Agreement” that certain Note Purchase and Exchange Agreement, dated as of April 21, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), by and among Senseonics Holdings, Inc., a Delaware corporation as issuer, the Guarantors party thereto, the Lender as a purchaser and the other purchasers party thereto and Wilmington Savings Fund Society, FSB as collateral agent.

(xviii)      “Principal” means the outstanding principal amount of this Note as of any date of determination (including any PIK Interest added to the principal).

(xix)         “Principal Market” means The NYSE American, The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

(xx)          “Resale Condition” means, as of any date of determination, either (A) the Company is then current in its public reporting requirements pursuant to Rule 144(c)(1) under the Securities Act or (B) a registration statement is effective covering the resale of the Conversion Shares issued in connection with such conversion.

(xxi)         “Second Lien Note” means a second lien secured note issued pursuant to that certain Note Agreement.

(xxii)        “Stock Event” means a stock split, stock combination, reclassification, payment of a cash or stock dividend, recapitalization or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or small number of shares.

(xxiii)       “Strategic Transaction Announcement” means the public announcement by Borrower in a press release broadly distributed or on a Form 8-K furnished or filed with the SEC of the execution of the definitive agreement for (A) any transaction, the consummation of which would constitute a Change in Control, (B) any sale of all or substantially all of the property and assets of Borrower and its Subsidiaries on a consolidated basis, (C) any Product Intellectual Property Sale or (D) any commercialization, development, distribution, collaboration or other partnering or strategic arrangement or transaction with a third party in respect of the Products resulting in upfront investment or proceeds to Borrower or its Subsidiaries in excess of $20 million.

(xxiv)       “Transfer Agent” has the meaning set forth in Section 2(c)(ii).

(xxv)        “Voluntary Conversion” has the meaning set forth in Section 2(a).

(xxvi)       “Voluntary Conversion Cap” means zero dollars; provided that the Voluntary Conversion Cap may be increased, from time to time, in accordance with Section 2(f).

(xxvii)      “Voluntary Conversion Conditions” means, as of any date of determination, (A) the Common Stock is listed or quoted on a Principal Market (B) no Default or Event of Default has occurred and is continuing under the Note Agreement or the Loan Agreement, (C) the conversion is in compliance with the Loan Agreement (including, without limitation, with respect to the Exchange Cap and the Beneficial Ownership Cap), (D) either (x) all shares of Common Stock issued pursuant to such Voluntary Conversion will be eligible for resale, by a person that is not an Affiliate of Borrower, without registration under any applicable federal or state securities laws; or (y) a shelf registration statement registering the resale of such shares of Common Stock is effective under the Securities Act and available for use by the persons to whom such shares are to be issued, and Borrower expects such shelf registration statement to remain effective and so available for use from the date of the issuance of such shares through the date that is thirty (30) calendar days following such issuance, and (E) Borrower’s transfer agent is participating in DTC’s Fast Automated Securities Transfer Program.

2.             Conversion Rights. This Note may be converted into shares of Common Stock on the terms and conditions set forth in this Section 2.

(a)           Conversion at Option of the Lender. At any time during the period commencing on the Effective Date and ending on the close of business on the second Business Day immediately prior to the Maturity Date, the Lender shall be entitled to convert all or any part of the Principal into Conversion Shares in accordance with this Section 2 at the Conversion Rate (any such conversion at the election of the Lender being referred to as a “Voluntary Conversion”); provided that (1) no Voluntary Conversion shall be permitted at any time when the Voluntary Conversion Conditions are not met, (2) the aggregate Principal amount of this Note converted pursuant to a Voluntary Conversion, together with the aggregate principal amount of the other Notes converted pursuant to a Voluntary Conversion, shall not exceed the Voluntary Conversion Cap and (3) with respect to any Conversion Date, the Principal amount of this Note, together with the aggregate principal amount of all other Notes and Second Lien Notes converted on such Conversion Date pursuant to a Voluntary Conversion, in the aggregate, shall not exceed (inclusive of any applicable Prepayment Premium to be paid in connection therewith) $1,000,000; provided that Borrower may waive such limitation with respect to any single Conversion Date, which such waiver may be transmitted by electronic mail. Borrower shall not issue any fraction of a share of Common Stock upon any conversion.

(b)           Conversion Rate. The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to this Section 2, shall be determined according to the following formula (the “Conversion Rate”):

(Conversion Amount + Conversion Premium)
Conversion Price

If the issuance would result in the issuance of a fraction of a share of Common Stock, then Borrower shall round such fraction of a share of Common Stock up or down to the nearest whole share (with 0.5 rounded up).

(c)           Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i)            Lender’s Delivery Requirements. To convert a Conversion Amount into Conversion Shares pursuant to Section 2(a) above on any date, the Lender shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to Borrower (at 20451 Seneca Meadows Parkway, Germantown, MD 20876, Attention: Chief Financial Officer; Email: nick.tressler@senseonics.com, or at such other office or agency as Borrower may designate in writing), and (B) if required by Section 2(c)(v), surrender to a common carrier for delivery to Borrower, no later than three (3) Business Days after the Conversion Date, of the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction).

(ii)           Borrower’s Response. Upon receipt by Borrower of a copy of a Conversion Notice, or in the case of a Forced Conversion, receipt by Borrower of the Forced Conversion Lender Notice (as defined in Section 2(d)(ii)) in accordance with Section 2(d), Borrower (A) shall promptly send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to the Lender and Borrower’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process the Voluntary Conversion or Forced Conversion in accordance with the terms herein, and (B) on or before the second (2nd) Business Day (or, if earlier, the end of the standard settlement period for U.S. broker-dealer securities transactions) following (I) the date of receipt or deemed receipt by Borrower of the Conversion Notice or (II) the date of receipt by Borrower of the Forced Conversion Lender Notice, shall credit such aggregate number of Conversion Shares to which the Lender shall be entitled to the Lender’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (DWAC) system for the number of Conversion Shares to which the Lender shall be entitled.

(iii)          Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, Borrower shall instruct the Transfer Agent to issue to the Lender the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Lender via facsimile (A) with respect to a dispute as to the Conversion Price or the arithmetic calculation of the Conversion Rate relating to a Forced Conversion within two (2) Business Days of receipt or deemed receipt of the Forced Conversion Lender Notice or other date of determination and (B) with respect to a dispute as to the Conversion Price or the arithmetic calculation of the Conversion Rate relating to a Voluntary Conversion, within one (1) Business Day of receipt or deemed receipt of the Conversion Notice or other date of determination. If the Lender and Borrower are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Lender, then Borrower shall promptly (and in any event within two (2) Business Days) submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by Borrower and the Required Lenders, or (B) the disputed arithmetic calculation of the Conversion Rate to Borrower’s independent registered public accounting firm, as the case may be. Borrower shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify Borrower and the Lender of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error, and the fees and expenses of such investment bank or accountant shall be paid one-half by Borrower and one-half by the Lender.

(iv)          Record Holder. The Person or Persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such shares of Common Stock,(A) in the case of a Voluntary Conversion, upon delivery by the Lender of the Conversion Notice, (B) in the case of a Forced Conversion, upon delivery by the Lender to Borrower the Forced Conversion Lender Notice, or (C) in the case of Conversion Shares the issuance of which (whether in connection with a Voluntary Conversion or a Forced Conversion) is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute.

(v)           Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or repayment of this Note in accordance with the terms hereof, the Lender shall not be required to physically surrender this Note to Borrower unless all of the Principal is being converted or repaid. The Lender and Borrower shall maintain records showing the Principal converted or repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Lender and Borrower, so as not to require physical surrender of this Note upon any such partial conversion or repayment. Notwithstanding the foregoing, if this Note is converted or repaid as aforesaid, the Lender may not transfer this Note unless the Lender first physically surrenders this Note to Borrower, whereupon Borrower will forthwith issue and deliver upon the order of the Lender a new Note of like tenor, registered as the Lender may request, representing in the aggregate the remaining Principal represented by this Note. The Lender and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or repayment of any portion of this Note, the Principal of this Note may be less than the “Principal Amount” stated on the face hereof.

(d)           Forced Conversion.

(i)            Subject to the terms and conditions of this Section 2, including the Forced Conversion Conditions and the limitations set forth in Sections 2.4 and 2.7 of the Loan Agreement, (x) in connection with a Cash Prepayment as set forth in Section 2.4(a)(ii) of the Loan Agreement or (y) from and after the Strategic Transaction Announcement, Borrower may cause the conversion into Conversion Shares (a “Forced Conversion”) of the outstanding Principal amount of this Note set forth in the Forced Conversion Notice (as defined below); provided that (A) other than with respect to a Cash Prepayment, the aggregate Principal amount converted pursuant to a Forced Conversion shall not exceed the Forced First Lien Conversion Cap, (B) other than with respect to a Cash Prepayment, with respect to any Conversion Date, the Principal amount of this Note, together with the aggregate Principal amount of all other Notes and Second Lien Notes converted on such Conversion Date as a result of a Forced Conversion, in the aggregate, shall not exceed (inclusive of any applicable Prepayment Premium to be paid in connection therewith) $300,000, (C) the Forced Conversion Conditions are satisfied and (D) other than with respect to a Cash Prepayment, Borrower has previously caused the Conversion of the Principal amount of the Second Lien Notes equal to the Forced Second Lien Conversion Cap. Borrower shall effect Forced Conversions under each of the Notes on a pro rata basis, based upon the respective outstanding Principal amounts thereof.

(ii)           To effect a Forced Conversion, Borrower shall send a written notice via electronic mail to the Lender (a “Forced Conversion Notice”) at any time between 4:00 p.m. and 6:00 p.m., New York City time on the Trading Day on which Borrower wishes to effect a Forced Conversion. The Forced Conversion Notice shall certify that the Forced Conversion Conditions and the other applicable conditions set forth in this Section 2 and Section 2.7 of the Loan Agreement have been satisfied (including reasonable supporting information), shall state the Principal amount hereunder that Borrower shall cause to be converted on the Conversion Date and shall state the number of Conversion Shares to be issued to the Lender (subject to Section 2(d)(iii) and the other terms and conditions of this Section 2(d)). Simultaneously with delivery of a Forced Conversion Notice hereunder, Borrower shall send a Forced Conversion Notice with respect to a pro rata portion of the principal of each other Note.

(iii)          By no later than 5:00 p.m., New York City time on the first Trading Day following the date of the Forced Conversion Notice, the Lender shall confirm to Borrower via electronic mail whether the Beneficial Ownership Cap will reduce the number of shares that may be issued pursuant to such Forced Conversion (the “Forced Conversion Lender Notice”). If the Beneficial Ownership Cap will so reduce the number of Shares that may be issued pursuant to the Forced Conversion (subject to the terms and conditions of this Section 2(d)), the Forced Conversion Lender Notice shall also set forth the maximum number of Conversion Shares that may be issued to the Lender (and the corresponding Principal amount hereunder that may be converted) without exceeding the maximum number of shares that such Lender may receive under the Beneficial Ownership Cap (the “Forced Conversion Maximum Share Amount”). The number of Conversion Shares issuable pursuant to the Forced Conversion shall equal the number of Conversion Shares set forth in the Forced Conversion Notice; provided, however, that, if the issuance of the number of Conversion Shares set forth in the Forced Conversion Notice would violate the Beneficial Ownership Cap or the Exchange Cap, the number of Conversion Shares issuable pursuant to the Forced Conversion shall instead equal the lesser of the Forced Conversion Maximum Share Amount and such amount as would not exceed the Exchange Cap (and the Principal amount hereunder to be converted on the applicable Conversion Date shall be correspondingly reduced).

(iv)         The Conversion Shares issuable pursuant to a Forced Conversion shall be delivered within the timeframe and in accordance with Section 2(c)(ii) above; provided that shares delivered to satisfy the Prepayment Premium in connection with a Cash Prepayment shall be delivered as contemplated by Section 2.4(a)(ii) of the Loan Agreement and the Forced Conversion Lender Notice shall so describe.

(e)           Beneficial Ownership Cap. As contemplated by Section 2.7(b) of the Loan Agreement, in no event shall any conversion of Common Stock hereunder, including by means of a Voluntary Conversion and a Forced Conversion, result in any Lender receiving Conversion Shares in excess of the Beneficial Ownership Cap.

(f)           Additional Cap Amount. The Voluntary Conversion Cap in the Notes shall be increased by $0.45 for every $1.00 of Net Proceeds from any Asset Sale retained by the Borrower pursuant to Section 2.2(c)(ii)(1) of the Loan Agreement, as set forth in a Reinvestment Notice stating that the Borrower intends and expects to use such portion of such Net Proceeds (i.e., such retained amount) to reinvest in Additional Assets or R&D Expenditures; provided that Voluntary Conversion Cap in the Notes shall not be increased pursuant to this Section 2(f) to the extent the Voluntary Conversion Cap applicable to the Second Lien Notes shall have been increased in respect of the same Asset Sale.

3.             Reservation of Shares. Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting conversions of this Note, such number of shares of Common Stock, prior to the receipt of Stockholder Approval, that shall be the aggregate maximum number that may be converted under this Note and the Second Lien Note without exceeding the Exchange Cap, and following receipt of Stockholder Approval, as shall from time to time be sufficient to effect the conversion of the entire Principal convertible under this Note (without giving effect to the Beneficial Ownership Cap), assuming that any conversions will be at the Fixed Conversion Price. The Company covenants and agrees that, upon any conversion of this Note, all shares of Common Stock issued upon such conversion shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person.

4.            Voting Rights. Except as required by law, the Lender shall have no voting rights with respect to any of the Conversion Shares until the Conversion Date relating to the conversion of this Note upon which such Conversion Shares are issuable (or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute).

5.            Amendment; Waiver. The provisions of this Note may only be waived or amended, restated, supplemented or otherwise modified in accordance with the Loan Agreement.

6.            Failure or Indulgence Not Waiver. No delay or omission by the Lender in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. No renewal or extension of this Note or the Loan Agreement, no delay in the enforcement of payment under this Note or the Loan Agreement, and no delay or omission in exercising any right or power under this Note or the Loan Agreement shall affect the liability of Borrower or any endorser of this Note.

7.            Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10 of the Loan Agreement.

8.            Restrictions on Transfer.

(a)           Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act. None of the Note or the Conversion Shares issued hereunder may be transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement in accordance with the Registration Rights Agreement or an exemption to the registration requirements of the Securities Act and applicable state laws, including Rule 144 under the Securities Act, Section 4(a)(7) of the Securities Act or a so-called “4[(a)](1) and a half” transaction.

(b)          Assignment. This Note is assignable or transferable, in whole or in part, only to the extent such assignment or transfer is permitted pursuant to the terms of the Loan Agreement; provided that, in connection with a permitted transfer thereunder, the Lender shall deliver a written notice to Borrower, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be assigned and the respective Principal amount of the Note to be assigned to each assignee.

9.            Waiver of Notice. Other than those notices required to be provided by the Lender to Borrower under the terms of the Loan Agreement, Borrower and every endorser of this Note, or the obligations represented hereby, expressly waives diligence, presentment, protest, demand, notice of dishonor, non-payment or default, and notice of any kind with respect to this Note and the Loan Agreement or the performance of the obligations under this Note and/or the Loan Agreement.

10.          Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

11.          Miscellaneous. This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to the provisions of the Loan Agreement.

12.          Signatures. Delivery of an executed counterpart of a signature page of this Note by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year set forth above.

SENSEONICS HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

SENSEONICS, INCORPORATED.,
a Delaware corporation

By:
Name:
Title:

Exhibit A

CONVERSION NOTICE

Reference is made to the First Lien Secured Note (the “Note”) of SENSEONICS HOLDINGS, INC., a Delaware corporation (“Holdings”), and SENSEONICS, INCORPORATED, a Delaware corporation (individually and collectively, jointly and severally, “Borrower”), in the original principal amount of $15,000,000. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Holdings, as of the date specified below.

Date of Conversion:

Principal Amount to be converted at the Conversion Price (as defined in the Note):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

DTC Participant Number and Name:

Account Number:

Exhibit B

ASSIGNMENT

(To be executed by the registered holder desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached First Lien Secured Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $15,000,000 from SENSEONICS HOLDINGS, INC., a Delaware corporation, and SENSEONICS, INCORPORATED, a Delaware corporation (individually and collectively, jointly and severally, “Borrower”), evidenced by the attached Note and does hereby irrevocably constitute and appoint attorney to transfer the said Note on the books of Borrower, with full power of substitution in the premises.

Dated:
Signature
Fill in for new registration of Note:
Name
Address
Please print name and address of assignee (including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note.